EXHIBIT 16

                       ASHWORTH, MITCHELL BRAZELTON, PLLC
                               4225 N. BROWN AVE.
                              SCOTTSDALE, AZ 85251

May 3, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  Termination American Southwest Holdings, Inc.

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K for American Southwest Holdings, Inc. dated as of December 3, 2002.

Sincerely,

/s/ Ted A. Brazelton

Ted A. Brazelton, CPA